EXHIBIT 99.1

RESOLUTION OF THE BOARD OF DIRECTORS

OF

WIKI FAMILIES INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of the Corporation at a special meeting, notice to this meeting having been waived, held this 10th day of September, 2012,

The Board of Directors which was present for this meeting & took active part therein was:

Malcolm Hutchinson

Robert Coleridge

Chris Dengler

Trisha Malone

Steve Brown

Thomas Hudson

William Hogan

WHEREAS there has been presented to and considered by this meeting a Motion to Appoint new Directors to the Company,

NOW THEREFORE BE IT RESOLVED that the Board having considered this matter, and having opened the floor to all those who voice a preference in the issue, has unanimously decided and RESOLVED that the following people be named to the Board to serve as Directors:

JOHN KARLSSON

DAN CLAYTON

VINCENT QI

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

DATED: September 10th, 2012

_____________________

David E. Price, Esq.; Secretary